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                                                                     Exhibit 4.5

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT, dated as of July 7, 1999 (this "Agreement"), between St. John Knits International, Incorporated, a Delaware corporation ("SJKI"), and Vestar/SJK Investors LLC, a Delaware limited liability company ("Vestar/SJK").

                  WHEREAS, Vestar/SJK is subscribing for an aggregate of 250,000 shares of 153% Exchangeable Preferred Stock due 2010 of SJKI (the "Shares") pursuant to this Agreement, such that, upon consummation of such subscription, all of the issued and outstanding Shares will be held by Vestar/SJK.

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I.       PURCHASE OF SHARES

                  I.1 PURCHASE AND SALE OF PREFERRED STOCK. On the terms and subject to the conditions of this Agreement, Vestar/SJK hereby subscribes for and agrees to purchase from SJKI, and SJKI agrees to issue and sell to Vestar/SJK, the Shares at a purchase price of $100.00 per share, equal to an aggregate purchase price of $25,000,000.

                  I.2 DELIVERY OF FUNDS AND CERTIFICATES. Subject to Section V, the closing of the purchase and sale of the Shares (the "Closing") shall take place on or as soon as practicable after the date hereof at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York. At the Closing, SJKI will deliver to Vestar/SJK duly executed certificates, registered in Vestar/SJK's name and representing the Shares purchased by Vestar/SJK, against Vestar/SJK's payment of the purchase price therefor.

II.       REPRESENTATIONS AND WARRANTIES

                  II.1 REPRESENTATIONS AND WARRANTIES OF SJKI. SJKI represents and warrants to Vestar/SJK as follows:

                  (a) SJKI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by SJKI of this Agreement, the performance by SJKI of its obligations hereunder, and the consummation by SJKI of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by SJKI and, assuming the due authorization, execution and delivery thereof by Vestar/SJK, constitutes a legal, valid and binding obligation of SJKI, enforceable against SJKI in accordance with its terms;

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                  (b) the Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable;

                  (c) the execution, delivery and performance by SJKI of this Agreement and the consummation by SJKI of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to SJKI or its properties or assets; (ii) violate the provisions of the certificate of incorporation or bylaws of SJKI; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to SJKI or its properties or assets; and

                  (d) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by SJKI, in order (i) for this Agreement to constitute a legal, valid and binding obligation of SJKI or (ii) to authorize or permit the consummation by SJKI of the issuance of the Shares.

                  II.2 REPRESENTATIONS AND WARRANTIES OF VESTAR/SJK. Vestar/SJK represents and warrants to SJKI as follows:

                  (a) the execution and delivery of this Agreement, the performance by Vestar/SJK of its obligations hereunder and the consummation by Vestar/SJK of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Vestar/SJK. This Agreement has been duly executed and delivered by Vestar/SJK and, assuming the due authorization, execution and delivery thereof by SJKI, constitutes a legal, valid and binding obligation of Vestar/SJK, enforceable against Vestar/SJK in accordance with its terms;

                  (b) the execution, delivery and performance by Vestar/SJK of this Agreement and the consummation by Vestar/SJK of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Vestar/SJK or its properties or assets; (ii) violate the provisions of the constituent organizational documents or other governing instruments of Vestar/SJK; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Vestar/SJK or its properties or assets;

                  (c) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be obtained from, any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Vestar/SJK, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Vestar/SJK or (ii) to authorize or permit the consummation by Vestar/SJK of the purchase of the Shares.

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                  (d) the certificate (or certificates) representing the Shares shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities Act of 1933, as amended (the "Securities Act")):

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS OR THE RULES AND REGULATIONS THEREUNDER";

                  (e) if any Shares are disposed of in accordance with Rule 144 under the Securities Act, Vestar/SJK shall deliver to SJKI at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as SJKI may reasonably require in connection with such sale; and

                  (f) (i) the financial situation of Vestar/SJK is such that it can afford to bear the economic risk of holding the unregistered Shares for an indefinite period and (ii) it can afford to suffer the complete loss of its investment in the Shares.

III.     RULE 144

                  SJKI agrees that after it has filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of SJKI, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, upon request of Vestar/SJK or a transferee of Shares, will furnish Vestar/SJK with such information as may be necessary to enable Vestar/SJK to effect routine sales pursuant to Rule 144 under the Securities Act.

IV.      REGISTRATION RIGHTS

                  IV.1 DEMAND REGISTRATION.

                  (a) REQUEST FOR REGISTRATION. Upon the written request of Vestar/SJK or its subsequent transferees (each a "Requesting Stockholder"), at any time after the Closing, that SJKI effect the registration under the Securities Act of all or part of the Shares owned, SJKI will use its best efforts to effect the registration under the Securities Act of such Shares; PROVIDED that (i) the Requesting Stockholders shall be entitled to no more than five demands in the aggregate, (ii) such Requesting Stockholder shall have proposed to register, together with all other Shares proposed to be registered at such time by any other Requesting Stockholder, Shares having an aggregate fair market value of at least $5 million and (iii) SJKI shall not be obligated to effect more than one registration pursuant to this Section 4.1(a) in any 180 day period;

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                  (b) REGISTRATION STATEMENT FORM. Registrations under this
Section 4.1 shall be on such appropriate registration form of the Securities and Exchange Commission (the "SEC") (i) as shall be selected by SJKI and (ii) as shall permit the disposition of the Shares being registered in accordance with the intended method or methods of disposition specified in the request for such registration. SJKI agrees to include in any such registration statement all information which, in the opinion of counsel to the underwriters, the Requesting Stockholder and SJKI, is required to be included.

                  (c) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 4.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or
(i) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority for any reason not attributable to the Requesting Stockholder or any of its affiliates and has not thereafter become effective.

                  IV.2 INCIDENTAL REGISTRATION.

                  (a) RIGHT TO INCLUDE SHARES. If SJKI at any time proposes to register any Shares under the Securities Act (except registrations on such form(s) solely for registration of a business combination transaction, recapitalization or exchange offer), including registrations pursuant to Section 4.1(a), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to all holders of Shares and their subsequent transferees. Upon the written request (which request shall specify the total number of Shares intended to be disposed of by such holders of Shares and their subsequent transferees) of any holder of Shares made within 30 days after the receipt of any such notice (15 days if SJKI gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), SJKI will use all reasonable efforts to include in such registration all the Shares held by holders of Shares which SJKI has been so requested to register for sale in the manner initially proposed by SJKI; PROVIDED that SJKI shall not be obliged to register any Shares which are not of the same class, series and form as the Shares proposed to be registered by SJKI. If SJKI thereafter determines for any reason not to register or to delay registration of Shares (provided, however, that in the case of any registration pursuant to Section 4.1(a), such determination shall not violate any of SJKI's obligations under Section 4.1 or any other provision of this Agreement), SJKI may, at its election, give written notice of such determination to the holders of Shares and their subsequent transferees and (i) in the case of a determination not to register, shall be relieved of the obligation to register such Shares in connection with such registration, without prejudice, however, to any right the Requesting Stockholder may have to request that such registration be effected as a registration under Section 4.1(a) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares for the same period as the delay in registration of such other securities. No registration effected under

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this Section 4.2(a) shall relieve SJKI of any obligation to effect a registration upon a request for registration under Section 4.1(a).

                  (b) PRIORITY IN INCIDENTAL REGISTRATION. If a registration pursuant to this Section 4.2 involves an underwritten offering, SJKI shall not be required to cause the registration of any Shares of any stockholder (or its subsequent transferee) unless such stockholder (or subsequent transferee) accepts the terms of the underwriting agreement, to the extent applicable to such stockholder (or subsequent transferee), and then only in such quantity as shall not, in the written opinion of the managing underwriter, exceed the maximum number of Shares (or other securities) that can be marketed without materially and adversely affecting the offering, if any, by SJKI or the stockholder of SJKI, as the case may be. If the managing underwriter advises SJKI in good faith that in its opinion the number of Shares, exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then SJKI shall include in such registration the maximum number of Shares that such underwriter advises can be so sold, allocated as follows: (i) first, among the Shares requested to be included in such registration by such Requesting Stockholder and
(ii) second, to any Shares Vestar/SJK proposes to sell.

                  (c) CUSTODY AGREEMENT AND POWER OF ATTORNEY. Upon delivering a request under this Section 4.2, a stockholder or its subsequent transferee will, if requested by SJKI, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to SJKI with respect to such stockholder's or subsequent transferee's Shares to be registered pursuant to this Section 4.2 (a "Custody AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that the stockholder or its subsequent transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such stockholder's or subsequent transferee's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such stockholder's or subsequent transferee's behalf with respect to the matters specified therein. Such stockholder or subsequent transferee's also agrees to execute such other agreements as SJKI may reasonably request to further evidence the provisions of this Section 4.2.

                  IV.3 REGISTRATION PROCEDURES. In connection with SJKI's obligations pursuant to Sections 4.1 and 4.2 hereof, SJKI will use all reasonable efforts to effect such registration and SJKI will promptly:

                  (a) prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite registration statement to effect such registration and use all reasonable efforts to cause such registration statement to become effective and to remain continuously effective until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective or (y) the termination of the offering being made thereunder;

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                  (b) prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares, as the case may be, covered by such registration statement until such Shares have been sold or such lesser period of time as SJKI, any seller of Shares, or any underwriter is required under the Securities Act to deliver a prospectus in accordance with the intended methods of disposition by the sellers of such Shares set forth in such registration statement or supplement to such prospectus;

                  (c) furnish to Vestar/SJK and its subsequent transferee which owns the Shares covered by such registration statement (the "Selling Stockholders") and the managing underwriter, if any, at least one executed original of the registration statement and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act as may reasonably be requested by such Selling Stockholder;

                  (d) use all reasonable efforts (i) to register or qualify all Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions where an exemption is not available as the Selling Stockholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of such Shares; PROVIDED that SJKI will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction;

                  (e) notify the Selling Stockholders and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by SJKI of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of SJKI's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

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                  (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, at the earliest possible moment;

                  (g) upon the occurrence of any event contemplated by clause
(e)(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (h) use its best efforts to furnish to the Selling Stockholders a signed counterpart, addressed to the Selling Stockholders and the underwriters, if any, of (A) an opinion of counsel for SJKI, and (B) a "comfort" letter, signed by the independent public accountants who have certified SJKI's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the Selling Stockholders or the underwriters may reasonably request;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Selling Stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder no later than 90 days after the end of any 12-month period beginning after the effective date of a registration statement pursuant to which Shares are sold, which statement shall cover such 12-month period;

                  (j) cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Shares to be sold; and enable such Shares to be in such denominations and registered in such names as the Selling Stockholders or the managing underwriters, if any, may request at least two business days prior to any sale of Shares to the underwriters;

                  (k) use its best efforts to cause the Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholder(s) or the underwriters, if any, to consummate the disposition of such Shares;

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                  (l) cause all Shares covered by the registration statement to be listed on each securities exchange, if any, on which securities of such class, series and form issued by SJKI, if any, are then listed if requested by the managing underwriters, if any, or the holders of a majority of the Shares covered by the registration statement and entitled hereunder to be so listed;

                  (m) cooperate and assist in any filings required to be made with the New York Stock Exchange, Inc. or the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                  (n) as soon as practicable prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement) provide copies of such document to counsel to the Selling Stockholders and to the managing underwriters, if any, and make SJKI's representatives available for discussion of such document and consider in good faith making such changes in such document prior to the filing thereof as counsel for such Selling Stockholders or underwriters may reasonably request.

                  SJKI may require each Selling Stockholder to furnish to SJKI such information regarding such Selling Stockholder and the distribution of such securities by such Selling Stockholder as SJKI may from time to time reasonably request in writing in order to comply with the Securities Act.

                  The Selling Stockholders severally agree that, upon receipt of any notice from SJKI of the happening of any event of the kind described in
Section 4.3(e)(ii), (iii), (iv), (v) or (vi) hereof, they will forthwith discontinue disposition pursuant to such registration statement of any Shares covered by such registration statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until they are advised in writing by SJKI that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) and, if so directed by SJKI, will deliver to SJKI (at SJKI's expense, except as otherwise provided in Section 4.1(c)) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Selling Stockholders agree to furnish SJKI a signed counterpart, addressed to SJKI and the underwriters, if any, of an opinion of counsel for the Selling Stockholders covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of the Selling Stockholders' counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as SJKI or the underwriters may reasonably request.

                  IV.4 UNDERWRITTEN OFFERINGS.

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                  (a) DEMAND UNDERWRITTEN OFFERINGS. In any underwritten
offering pursuant to a registration requested under Section 4.1, SJKI will use its best efforts to enter into an underwriting agreement for such offering with the underwriters selected by SJKI, such underwriter or underwriters to be nationally recognized and reasonably acceptable to the Requesting Stockholders and such agreement to be reasonably satisfactory in form and substance to SJKI, the Requesting Stockholder and the underwriters and to contain such representations and warranties by SJKI and such other terms as are generally prevailing in agreements of that type. The Selling Stockholders who hold Shares to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, SJKI to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. SJKI may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of SJKI with due regard to the amount of securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

                  (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If SJKI at any time proposes to register any Shares under the Securities Act as contemplated by
Section 4.2 and such Shares are to be distributed by or through one or more underwriters, SJKI and the Selling Stockholders who hold Shares to be distributed by such underwriters in accordance with Section 4.2 hereof shall be parties to the underwriting agreement between SJKI and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, SJKI to and for the benefit of such underwriters shall also be made to and for the benefit of them and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. SJKI may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Selling Stockholders to and for the benefit of such underwriters shall also be made to and for the benefit of SJKI with due regard to the amount of Securities being sold by such Selling Stockholder and the nature of such representations, warranties and agreements and the underwriting.

                  IV.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, SJKI will give the Selling Stockholders, the underwriters and their respective counsel and accountants a reasonable opportunity (but such persons shall not have the obligation) to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and, to the extent practicable, each amendment thereof or supplement thereto, and, subject to the execution and delivery of a customary confidentiality agreement, will give each of them such access to its books and records and such opportunities to discuss the business of SJKI with its officers and the independent public accountants who have certified its financial

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statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  IV.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of SJKI to use its reasonable efforts to cause Shares to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

                  (a) SJKI shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of Selling Stockholders to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (w) 30 days after the cessation of the circumstances described in clauses (i) and (ii) below or (x) 180 days after the date of the determination of the board of directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 4.3(a)) if the board of directors of SJKI determines in good faith that (i) there is a material undisclosed development in the business or affairs of SJKI (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be adverse to SJKI's interests or (ii) SJKI has filed a registration statement with the SEC, such registration statement has not yet been declared effective, SJKI is using its reasonable best efforts to have such registration statement declared effective, and the underwriters with respect to such registration advise that such registration would be adversely affected. If SJKI shall so delay the filing of a registration statement, it shall, as promptly as possible, notify the Selling Stockholders of such determination, and the Selling Stockholders shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to SJKI within 10 business days after receipt of SJKI's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension;

                  (b) SJKI shall not be required hereby to include Shares in a registration statement if, in the written opinion of outside counsel to SJKI of recognized standing in securities law matters, the beneficial owners of such Shares seeking registration would be free to sell all of such Shares within the current calendar quarter without registration under Rule 144 under the Securities Act;

                  (c) SJKI's obligations shall be subject to the obligations of the Selling Stockholders, which the Selling Stockholders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit SJKI to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement; and

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                  (d) SJKI shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

                  IV.7 EXPENSES. SJKI will pay all reasonable out-of-pocket costs and expenses incurred in connection with each registration of any Shares pursuant to this Agreement, including, without limitation, the reasonable fees and disbursements of a single firm of outside counsel retained on behalf of all Selling Stockholders by Selling Stockholders which beneficially own a majority of the total number of shares or units of Shares being registered by Selling Stockholders (the "Majority Selling Stockholders"), and any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, the NASDAQ and the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single firm of outside counsel for the underwriters or the Selling Stockholders in connection with blue sky qualifications of the Shares being registered and determination of its eligibility for investment under the laws of such jurisdictions as the Selling Stockholders may designate), printing expenses, fees and disbursements of counsel and accountants of SJKI, including costs associated with comfort letters, and fees and expenses of other persons retained by SJKI, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any person other than SJKI and the Selling Stockholders) but including the fees and expenses of any qualified independent underwriter required to participate in such registration pursuant to applicable law or the requirements of the NASD. SJKI shall, in any event in all cases, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance and rating agency fees, if any.

                  IV.8 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SJKI. In connection with any registration pursuant hereto in which Shares are to be disposed of, SJKI shall indemnify and hold harmless, to the full extent permitted by law, each holder of such Shares to be disposed of and, when applicable, its officers, directors, agents and employees and each person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current, except insofar as the same (i) are caused by or contained in any information relating to such holder furnished in writing to SJKI by such holder expressly for use therein or (ii) are caused by such holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after SJKI has furnished such holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when a holder is required to discontinue sales under Section 4.3(e) (and after such holder has received the notice contemplated by Section 4.3(e)). SJKI shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of such Shares to be disposed of, and shall enter into an indemnification agreement with such persons containing such terms, if requested.

                  (b) INDEMNIFICATION BY SELLING STOCKHOLDERS. In connection with each registration statement effected pursuant hereto in which Shares are to be disposed of, each Selling Stockholder shall, severally but not jointly, indemnify and hold harmless, to the full extent permitted by law, SJKI, each other Selling Stockholder and their respective directors, officers, agents and employees and each person who controls SJKI and each other Selling Stockholder (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Selling Stockholder and is contained in any information furnished in writing by such Selling Stockholder or any of its affiliates to SJKI expressly for inclusion in such registration statement or prospectus. In no event shall the liability of any Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds actually received by such Selling Stockholder upon the sale of the securities giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party shall have agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the opinion of outside counsel to such person there may be one or more legal defenses available to such person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a written release in form and substance reasonably satisfactory to such indemnified party from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

                  (d) CONTRIBUTION. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that in no event shall the liability of any Selling Stockholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Selling Stockholder upon the sale of securities giving rise to such indemnification and contribution obligation.

                  IV.9 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. Vestar/SJK or its subsequent transferees may not participate in any underwritten registration hereunder unless Vestar/SJK or any of its subsequent transferees
(a) agrees to sell its Shares on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; PROVIDED that all such documents shall be consistent with the provisions hereof.

                  IV.10 RULE 144. SJKI hereby covenants that after it has filed (and such registration statement has become effective) a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of Shares, SJKI will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if SJKI is not required to file such reports, it will, upon the request of Vestar/SJK or any of its subsequent transferees, make publicly available other information so long as necessary to permit sales by Vestar/SJK or such subsequent transferee under Rule 144 under the Securities
Act) and will take such further action as Vestar/SJK or any of its subsequent transferee may reasonably request to the extent required from time to time to enable Vestar/SJK or such subsequent transferee to sell Shares under Rule 144 under the Securities Act.

V.       CLOSING CONDITION

                  The parties' obligations under Section I shall be subject to and conditioned on the consummation of the Acquisition Merger (as defined in the Agreement and Plan of Merger dated as of February 2, 1999 among St. John Knits, Inc., SJKI, SJKAcquisition, Inc. and Pearl Acquisition Corp.).

VI.      MISCELLANEOUS

                  VI.1 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

                  if to SJKI:

                           St. John Knits International, Incorporated
                           17422 Derian Avenue
                           Irvine, California  92614
                           Attention:  Robert E. Gray

                  if to Vestar/SJK:

                           Vestar/SJK Investors LLC
                           c/o Vestar Capital Partners III, L.P.
                           1225 17th Street, Suite 1660
                           Denver, Colorado 80202
                           Attention:  James P. Kelley

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

                  VI.2 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  VI.3 WAIVER. Each party hereto may, by written notice to the others, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (c) waive or modify performance of any of the obligations of the others under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  VI.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                  VI.5 NO ASSIGNMENT. Vestar/SJK may assign its rights and delegate its obligations hereunder to subsequent holders of Shares. Any such delegation shall relieve Vestar/SJK of liability hereunder. SJKI may not assign its rights nor delegate its obligations hereunder without the prior consent of the other party hereto.

                  VI.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  VI.7 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

                  VI.8 EXPENSES. SJKI agrees that, whether or not the transactions contemplated by this Agreement are consummated, SJKI will pay or cause to be paid all costs and expenses arising in connection with the preparation, execution, administration and enforcement of, and the preservation of rights under, this Agreement, and all taxes (other than taxes based on income), fees or other charges that may be payable in connection with the transactions contemplated hereby.

                  VI.9 INDEMNIFICATION. Except as provided in Section 4.8(b), whether or not the transactions contemplated hereby are consummated, SJKI agrees to indemnify and hold harmless Vestar/SJK (or any member, employee, affiliate and agent) from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Vestar/SJK (or any member, employee, affiliate and agent) in any manner relating to or arising out of (i) Vestar/SJK's purchase and/or ownership of the Shares or (ii) any litigation to which Vestar/SJK (or any member, employee, affiliate and agent) is made a party in its capacity as a stockholder or owner of securities of SJKI.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              ST. JOHN KNITS INTERNATIONAL,
                                 INCORPORATED


                              By:
                                  --------------------------------
                                  Name:
                                  Title:


                              VESTAR/SJK INVESTORS LLC

                              By: Vestar Capital Partners III, L.P.,
                                   its Managing Member


                                       By: Vestar Associates III, L.P.,
                                            its General Partner

                                       By: Vestar Associates Corporation III,
                                            its General Partner


                                       By:
                                           --------------------------------
                                           Name:
                                           Title: